Exhibit 99.1

Portland General Electric One World Trade Center 121 S.W. Salmon Street Portland, OR 97204 News Release

FOR IMMEDIATE RELEASE
Feb. 14, 2025

Media Contact:	Investor Contact:
Drew Hanson	Nick White
Corporate Communications	Investor Relations
Phone: 503-464-2067	Phone: 503-464-8073

Portland General Electric announces 2024 financial results and initiates 2025 earnings guidance
•Full-year 2024 GAAP financial results of $3.01 per diluted share; full-year 2024 non-GAAP adjusted financial results of $3.14 per diluted share
•Initiating 2025 adjusted earnings guidance of $3.13 to $3.33 per diluted share and reaffirming 5% to 7% long-term earnings per share growth using a base of $3.08 per diluted share, the mid-point of original 2024 adjusted earnings guidance

PORTLAND, Oregon -- Portland General Electric Company (NYSE: POR) today reported net income based on generally accepted accounting principles (GAAP) of $313 million, or $3.01 per diluted share, for the year ended December 31, 2024, which includes the $0.13 per diluted share impact of the January 2024 winter storms. After adjusting for the impact of the January 2024 winter storms, 2024 non-GAAP net income was $327 million, or $3.14 per diluted share.

This compares with GAAP net income of $228 million, or $2.33 per diluted share, for the year ended December 31, 2023, which included the $0.05 per diluted share Boardman revenue requirement settlement charge resulting from the Oregon Public Utility Commission’s (OPUC) 2022 General Rate Case (GRC) Final Order. After adjusting for the impact of the Boardman revenue requirement settlement charge, 2023 non-GAAP net income was $233 million, or $2.38 per diluted share.

GAAP net income was $39 million, or $0.36 per diluted share, for the fourth quarter of 2024. This compares with GAAP net income of $68 million, or $0.67 per diluted share, for the fourth quarter of 2023.

“In 2024, we experienced solid growth from new and returning customers, enhanced our operational reliability and resilience, achieved strong safety performance, made significant investments in clean energy resources and battery storage and delivered strong earnings results,” said Maria Pope, PGE President and CEO.

2024 Year in Review
Key strategic accomplishments in 2024 included:

•Invested $1,262 million in capital projects to support grid modernization, hardening and resiliency, customer growth, renewable and non-emitting dispatchable capacity integration, and wildfire risk mitigation;
•Achieved commercial operations of the 311 MW Clearwater Wind Energy Facility, enabling multiple days of 1 gigawatt-wind production from PGE’s wind fleet;
•Integrated 292 MW of battery storage, including the 75 MW, PGE-owned Constable Battery Energy Storage System (BESS);
•Received acknowledgement of the 2023 Request for Proposal (RFP) Final Shortlist from the Oregon Public Utility Commission;

•Announced intent to join the California Independent System Operator’s Extended Day-Ahead Market.

2024 Earnings Compared to 2023 Earnings
•Total revenues increased due to demand growth from semiconductor manufacturing and technology infrastructure customers, increased wholesale revenues and recovery of capital, operating and power costs. Total revenues were partially offset by lower residential and commercial usage primarily driven by weather, energy efficiency and distributed energy resource adoption;
•Purchased power and fuel expense increased due to higher system load, increased prices for purchased power and increased costs for generation;
•Operating and administrative expenses increased due to higher generation and network maintenance, service restoration, wildfire mitigation, vegetation management and employee compensation and benefit costs;
•Depreciation and amortization and interest expense increased due to higher asset balances and higher long-term debt balances as a result of ongoing capital investment;
•Taxes other than income taxes increased due to higher franchise fees and property taxes; and
•Income tax expense decreased primarily driven by higher production tax credit benefits.

2025 Earnings Guidance
PGE is initiating full-year 2025 adjusted earnings guidance of $3.13 to $3.33 per diluted share based on the following assumptions:
•An increase in energy deliveries between 2.5% and 3.5%, weather adjusted;
•Execution of power cost and financing plans and operating cost controls;
•Normal temperatures in its utility service territory;
•Hydro conditions for the year that reflect current estimates;
•Wind generation based on five years of historical levels or forecast studies when historical data is not available;
•Normal thermal plant operations;
•Operating and maintenance expense between $795 million and $815 million which includes approximately $135 million of wildfire, vegetation management, deferral amortization and other expenses that are offset in other income statement lines;
•Depreciation and amortization expense between $550 million and $575 million;
•Effective tax rate of 15% to 20%;
•Cash from operations of $900 to $1,000 million;
•Capital expenditures of $1,270 million; and
•Average construction work in progress balance of $575 million.

Company Updates
Constable Battery Energy Storage System
In December 2024, PGE placed in-service the 75 MW Constable Battery Energy Storage System (BESS) project located in Hillsboro, Oregon. The non-emitting dispatchable capacity from the BESS project addresses a number of grid challenges, providing flexibility to PGE's grid operators to meet changing conditions, integrating renewable energy, and helping manage power cost impacts.
2025 Wildfire Mitigation Plan

On December 31, 2024, PGE submitted to the OPUC the 2025 Wildfire Mitigation Plan (WMP) which outlines PGE’s approach to wildfire risk mitigation and guides PGE’s Wildfire Mitigation Program. PGE continues to evolve its wildfire mitigation planning practices and implementation of a comprehensive and data-driven wildfire mitigation strategy.

In 2024, PGE invested over $85 million in operating costs and capital projects related to wildfire mitigation, resiliency and utility asset management. Building on this progress, the 2025 WMP forecasts $53 to $57 million in operations and maintenance costs and an additional $57 to $78 million in capital investments to continue system hardening and grid design efforts, expand situational awareness capabilities, implement specific inspection and maintenance, vegetation management, community outreach and customer awareness, operational actions within High Fire Risk Zones, and other wildfire mitigation activities.

2023 and 2025 All-Source Request for Proposals (RFP)
On November 19, 2024, the Public Utility Commission of Oregon (OPUC) acknowledged, with conditions, PGE’s final shortlist for the 2023 RFP, which was filed with the OPUC on September 17, 2024. PGE is continuing with commercial negotiations with projects on the final shortlist and aims to finalize contracts over the course of 2025.
Additionally, PGE filed notice with the OPUC in November 2024 that a 2025 RFP is needed to procure resources to meet forecasted 2029 capacity needs and to make continued progress toward decarbonization targets under HB 2021. PGE plans to file the draft 2025 All-Source RFP in the first half of 2025.
Quarterly Dividend
As previously announced, on February 12, 2025, the board of directors of Portland General Electric Company approved a quarterly common stock dividend of $0.50 per share. The quarterly dividend is payable on or before April 15, 2025 to shareholders of record at the close of business on March 24, 2025.

Fourth Quarter and Full-Year 2024 Earnings Call and Webcast — Feb. 14, 2025
PGE will host a conference call with financial analysts and investors on Friday, February 14, 2025, at 11 a.m. ET. The conference call will be webcast live on the PGE website at investors.portlandgeneral.com. A webcast replay will also be available on PGE's investor website "Events & Presentations" page beginning at 2 p.m. ET on February 14, 2025.

Maria Pope, President and CEO; Joe Trpik, Senior Vice President of Finance and CFO; and Nick White, Manager of Investor Relations, will participate in the call. Management will respond to questions following formal comments.

Non-GAAP Financial Measures
This press release contains certain non-GAAP measures, such as adjusted earnings, adjusted EPS and adjusted earnings guidance. These non-GAAP financial measures exclude significant items that are generally not related to our ongoing business activities, are infrequent in nature, or both. PGE believes that excluding the effects of these items provides a meaningful representation of the Company’s comparative earnings per share and enables investors to evaluate the Company’s ongoing operating financial performance. Management utilizes non-GAAP measures to assess the Company’s current and forecasted performance, and for communications with shareholders, analysts and investors. Non-GAAP financial measures are supplementary information that should be considered in addition to, but not as a substitute for, the information prepared in accordance with GAAP.

Items in the periods presented, which PGE believes impact the comparability of comparative earnings and do not represent ongoing operating financial performance, include the following:

•Non-deferrable Reliability Contingency Event (RCE) costs resulting from the January 2024 winter storm
•Boardman revenue requirement settlement charge associated with the year ended 2020, resulting from the OPUC's 2022 GRC Final Order.

Due to the forward-looking nature of PGE’s non-GAAP adjusted earnings guidance, and the inherently unpredictable nature of items and events which could lead to the recognition of non-GAAP adjustments (such as, but not limited to, regulatory disallowances or extreme weather events), management is unable to estimate the occurrence or value of specific items requiring adjustment for future periods, which could potentially impact the Company’s GAAP earnings. Therefore, management cannot provide a reconciliation of non-GAAP adjusted earnings per share guidance to the most comparable GAAP financial measure without unreasonable effort. For the same reasons, management is unable to address the probable significance of unavailable information.

PGE’s reconciliation of non-GAAP earnings for the years ended December 31, 2024 and December 31, 2023 are below.

Non-GAAP Earnings Reconciliation for the year ended December 31, 2024

(Dollars in millions, except EPS)	Net Income	Diluted EPS
GAAP as reported for the year ended December 31, 2024	$313	$3.01
Exclusion of January 2024 storm costs	19	0.18
Tax effect (1)	(5)	(0.05)
Non-GAAP as reported for the year ended December 31, 2024	$327	$3.14

Non-GAAP Earnings Reconciliation for the year ended December 31, 2023

(Dollars in millions, except EPS)	Net Income	Diluted EPS
GAAP as reported for the year ended December 31, 2023	$228	$2.33
Exclusion of Boardman revenue requirement settlement charge	7	0.07
Tax effect (1)	(2)	(0.02)
Non-GAAP as reported for the year ended December 31, 2023	$233	$2.38
(1) Tax effects were determined based on the Company’s full-year blended federal and state statutory rate.

# # #

About Portland General Electric Company
Portland General Electric (NYSE: POR) is an integrated energy company that generates, transmits and distributes electricity to over 950,000 customers serving an area of 1.9 million Oregonians. Since 1889, Portland General Electric (PGE) has been powering social progress, delivering safe, affordable, reliable and increasingly clean electricity while working to transform energy systems to meet evolving customer needs. PGE customers have set the standard for prioritizing clean energy with the No. 1 voluntary renewable energy program in the country. PGE was ranked the No. 1 utility in the 2024 Forrester U.S. Customer Experience Index and is committed to reducing emissions from its retail power supply by 80% by 2030 and 100% by 2040. In 2024, PGE employees, retirees and the PGE Foundation donated $5.5 million and volunteered nearly 23,000 hours to more than 480 nonprofit organizations. For more information visit www.portlandgeneral.com/news.

Safe Harbor Statement
Statements in this press release that relate to future plans, objectives, expectations, performance, events and the like may constitute "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements represent our estimates and assumptions as of the date of this report. The Company assumes no obligation to update or revise any forward-looking statement as a result of new information, future events or other factors.

Forward-looking statements include statements regarding the Company's full-year earnings guidance (including assumptions and expectations regarding annual retail deliveries, average hydro conditions, wind generation, normal thermal plant operations, operating and maintenance expense and depreciation and amortization expense) as well as other statements containing words such as "anticipates," "assumptions," "based on," "believes," "conditioned upon," "considers," "could," "estimates," "expects," “expected,” "forecast," "goals," "intends," "needs," "plans," "predicts," "projects," "promises," "seeks," "should," "subject to," "targets," "will continue," "will likely result," or similar expressions.

Investors are cautioned that any such forward-looking statements are subject to risks and uncertainties, including, without limitation: the timing or outcome of various legal and regulatory actions; governmental policies, legislative action, and regulatory audits, investigations and actions with respect to allowed rates of return, financings, electricity pricing and price structures, acquisition and disposal of facilities and other assets, construction and operation of plant facilities, transmission of electricity, recovery of power costs, operating expenses, deferrals, timely recovery of costs, and capital investments, energy trading activities, and current or prospective wholesale and retail competition; changing customer expectations and choices that may reduce demand for electricity; the sale of excess energy during periods of low demand or low wholesale market prices; impaired financial stability of vendors and service providers and elevated levels of uncollectible customer accounts; uncertainties associated with energy demand to new data centers, including the concentration of data centers, and the ability to obtain regulatory approvals, environmental, and other permits to construct new facilities in a timely manner; operational risks relating to the Company's generation and battery storage facilities, including hydro conditions, wind conditions, disruption of transmission and distribution, disruption of fuel supply, and unscheduled plant outages, which may result in unanticipated operating, maintenance and repair costs, as well as replacement power costs; delays in the supply chain and increased supply costs (including application of tariffs), failure to complete capital projects on schedule or within budget, failure of counterparties to perform under agreement, or the abandonment of capital projects, which could result in the Company's inability to recover project costs, or impact our competitive position, market share, revenues and project margins in material ways; default or nonperformance of counterparties from whom PGE purchases capacity or energy, which require the purchase of replacement power and renewable attributes at increased costs; complications arising from PGE’s jointly-owned plant, including ownership changes, regulatory outcomes or operational failures; changes in, and compliance with, environmental laws and policies, including those related to threatened and endangered species, fish, and wildfire; future laws, regulations, and proceedings that could increase the Company’s costs of operating its thermal generating plants, or affect the operations of such plants by imposing requirements for additional emissions controls or significant emissions fees or taxes, particularly with respect to coal-fired generating facilities, in order to mitigate carbon dioxide, mercury, and other gas emissions; volatility in wholesale power and natural gas prices that could require PGE to post additional collateral or issue additional letters of credit pursuant to power and natural gas purchase agreements; changes in the availability and price of wholesale power and fuels; changes in customer growth, or demographic patterns, including changes in load resulting in future transmission constraints, in PGE’s service territory; changes in capital and credit market conditions, including volatility of equity markets as well as changes in PGE’s credit ratings and outlook on such credit ratings, reductions in demand for investment-grade commercial paper or interest rates, which could affect the access to and availability or cost of capital and result in delay or cancellation of capital projects or execution of the Company’s strategic plan as currently envisioned; inflation and volatility in interest rates; the effects of climate change, whether global or local in nature; unseasonable or severe weather conditions, wildfires, and other natural phenomena and natural disasters that could result in operational disruptions, unanticipated restoration costs, third party liability or that may affect energy costs or consumption; the effectiveness of PGE’s risk management policies and procedures; ignitions caused by PGE assets or PGE’s ability to effectively implement a Public Safety Power Shutoffs (PSPS) and de-energize its system in the event of heightened wildfire risk or implement effective system hardening programs; cybersecurity attacks, data security breaches, physical attacks and security breaches, or other malicious acts against the Company or against Company vendors, which could disrupt operations, require significant expenditures, or result in the release of confidential customer, vendor, employee, or Company information; employee workforce factors, including potential strikes, work stoppages, transitions in senior management, and the ability to recruit and retain key employees and other talent and turnover due to macroeconomic trends or if efforts around diversity, equity and inclusion are perceived to be insufficient or overdone; widespread health emergencies or outbreaks of infectious diseases, which may affect our financial position, results of operations and cash flows; failure to achieve the Company’s greenhouse gas emission goals or being perceived to have either failed to act responsibly with respect to the environment or effectively responded to legislative requirements concerning greenhouse gas emission reductions; social attitudes regarding the electric utility and power industries; political and economic conditions; acts of war or terrorism; changes in financial or regulatory accounting principles or policies imposed by governing bodies; new federal, state, and local laws that could have adverse effects on operating results; and risks and uncertainties related to generation and transmission projects, including, but not limited to, regulatory processes, transmission capabilities, system interconnections, permitting and construction delays, legislative uncertainty, inflationary impacts, supply costs and supply chain constraints. As a result, actual results may differ materially from those projected in the forward-looking statements.

Risks and uncertainties to which the Company are subject are further discussed in the reports that the Company has filed with the United States Securities and Exchange Commission (SEC). These reports are available through the EDGAR system free-of-charge on the SEC’s website, www.sec.gov and on the Company’s website, investors.portlandgeneral.com. Investors should not rely unduly on any forward-looking statements.

POR
Source: Portland General Company

PORTLAND GENERAL ELECTRIC COMPANY AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF INCOME
(Dollars in millions, except per share amounts)
(Unaudited)

	Years Ended December 31,
	2024	2023	2022
Revenues:
Revenues, net	$3,480	$2,912	$2,636
Alternative revenue programs, net of amortization	(40)	11	$11
Total Revenues	3,440	2,923	2,647
Operating expenses:
Purchased power and fuel	1,418	1,190	988
Generation, transmission and distribution	436	374	348
Administrative and other	403	341	340
Depreciation and amortization	496	458	417
Taxes other than income taxes	175	164	157
Total operating expenses	2,928	2,527	2,250
Income from operations	512	396	397
Interest expense, net	211	173	156
Other income:
Allowance for equity funds used during construction	23	19	14
Miscellaneous income, net	26	31	17
Other income, net	49	50	31
Income before income taxes	350	273	272
Income tax expense	37	45	39
Net income	$313	$228	$233

Weighted-average shares outstanding (in thousands):
Basic	103,946	97,760	89,290
Diluted	104,159	97,952	89,643

Earnings per share:
Basic	$3.02	$2.33	$2.61
Diluted	$3.01	$2.33	$2.60

PORTLAND GENERAL ELECTRIC COMPANY AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS
(In millions)
(Unaudited)

	As of December 31,
	2024	2023
ASSETS
Current assets:
Cash and cash equivalents	$12	$5
Accounts receivable, net	456	414
Inventories, at average cost:
Materials and supplies	92	83
Fuel	22	30
Regulatory assets—current	205	221
Other current assets	238	182
Total current assets	1,025	935
Electric utility plant:
In service	14,863	13,329
Accumulated depreciation and amortization	(5,085)	(4,757)
In service, net	9,778	8,572
Construction work-in-progress	567	974
Electric utility plant, net	10,345	9,546
Regulatory assets—noncurrent	632	492
Nuclear decommissioning trust	30	31
Non-qualified benefit plan trust	34	35
Other noncurrent assets	478	169
Total assets	$12,544	$11,208

PORTLAND GENERAL ELECTRIC COMPANY AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS, continued
(In millions, except share amounts)
(Unaudited)

	As of December 31,
	2024	2023
LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$365	$347
Liabilities from price risk management activities—current	147	164
Short-term debt	—	146
Current portion of long-term debt	170	80
Current portion of finance lease obligations	27	20
Accrued expenses and other current liabilities	410	355
Total current liabilities	1,119	1,112
Long-term debt, net of current portion	4,354	3,905
Regulatory liabilities—noncurrent	1,440	1,398
Deferred income taxes	564	488
Deferred investment tax credits	61	—
Unfunded status of pension and postretirement plans	140	172
Liabilities from price risk management activities—noncurrent	72	75
Asset retirement obligations	292	272
Non-qualified benefit plan liabilities	74	79
Finance lease obligations, net of current portion	276	289
Other noncurrent liabilities	358	99
Total liabilities	8,750	7,889
Commitments and contingencies
Shareholders’ equity:
Preferred stock, no par value, 30,000,000 shares authorized; none issued and outstanding	—	—
Common stock, no par value, 160,000,000 shares authorized; 109,342,251 and 101,159,609 shares issued and outstanding as of December 31, 2024 and 2023, respectively	2,118	1,750
Accumulated other comprehensive loss	(4)	(5)
Retained earnings	1,680	1,574
Total shareholders’ equity	3,794	3,319
Total liabilities and shareholders’ equity	$12,544	$11,208

PORTLAND GENERAL ELECTRIC COMPANY AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CASH FLOWS
(In millions)
(Unaudited)

	Years Ended December 31,
	2024	2023	2022
Cash flows from operating activities:
Net income	$313	$228	$233
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	496	458	417
Deferred income taxes	23	8	6
Allowance for equity funds used during construction	(23)	(19)	(14)
Pension and other postretirement benefits	6	5	13
Alternative revenue programs	40	(11)	(11)
Stock-based compensation	24	17	15
Regulatory assets	(126)	20	(46)
Regulatory liabilities	(20)	24	5
Tax credit sales	112	24	—
Other non-cash income and expenses, net	57	40	40
Changes in working capital:
Accounts receivable and unbilled revenues	(66)	(29)	(66)
Margin deposits	(33)	24	(80)
Accounts payable and accrued liabilities	47	(166)	157
Margin deposits from wholesale counterparties	—	(135)	82
Other working capital items, net	(12)	(20)	(22)
Contribution to non-qualified employee benefit trust	(10)	(7)	(9)
Asset retirement obligation settlements	(16)	(25)	(27)
Other, net	(34)	(16)	(19)
Net cash provided by operating activities	778	420	674
Cash flows from investing activities:
Capital expenditures	(1,268)	(1,358)	(766)
Purchases of nuclear decommissioning trust securities	(8)	(1)	(3)
Sales of nuclear decommissioning trust securities	2	1	3
Other, net	(23)	—	8
Net cash used in investing activities	(1,297)	(1,358)	(758)

PORTLAND GENERAL ELECTRIC COMPANY AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CASH FLOWS, continued
(In millions)
(Unaudited)

	Years Ended December 31,
	2024	2023	2022
Cash flows from financing activities:
Proceeds from issuance of long-term debt	$670	$600	$360
Payments on long-term debt	(130)	(260)	—
Proceeds from issuances of common stock, net of issuance costs	346	485	—
Issuance (maturities) of commercial paper, net	(146)	146	—
Proceeds from Pelton/Round Butte financing arrangement	—	—	25
Dividends paid	(200)	(179)	(158)
Repurchase of common stock	—	—	(18)
Other	(14)	(14)	(12)
Net cash provided by financing activities	526	778	197
Change in cash and cash equivalents	7	(160)	113
Cash and cash equivalents, beginning of year	5	165	52
Cash and cash equivalents, end of year	$12	$5	$165

Supplemental disclosures of cash flow information:
Cash paid (received) for:
Interest, net of amounts capitalized	$174	$136	$128
Income taxes, net	(90)	12	37
Non-cash investing and financing activities:
Accrued capital additions	184	212	111
Accrued dividends payable	57	51	42

PORTLAND GENERAL ELECTRIC COMPANY AND SUBSIDIARIES
SUPPLEMENTAL OPERATING STATISTICS
(Unaudited)

	Years Ended December 31,
	2024		2023		2022
Retail revenues (dollars in millions):
Residential	$1,457	51%	$1,263	52%	$1,158	52%
Commercial	924	33	808	33	735	33
Industrial	458	16	368	15	312	14
Subtotal	2,839	100	2,439	100	2,205	99
Alternative revenue programs, net of amortization	(40)	(1)	11	—	11	1
Other accrued revenues, net	16	1	(3)	—	7	—
Total retail revenues	$2,815	100%	$2,447	100%	$2,223	100%
Retail energy deliveries (MWh in thousands):
Residential	7,732	36%	7,952	37%	8,088	38%
Commercial	7,024	32	7,178	34	7,198	34
Industrial	6,941	32	6,293	29	5,945	28
Total retail energy deliveries	21,697	100%	21,423	100%	21,231	100%
Average number of retail customers:
Residential	829,721	88%	815,920	88%	809,573	88%
Commercial	113,942	12	112,667	12	112,602	12
Industrial	281	—	273	—	269	—
Total	943,944	100%	928,860	100%	922,444	100%

PORTLAND GENERAL ELECTRIC COMPANY AND SUBSIDIARIES
SUPPLEMENTAL OPERATING STATISTICS, continued
(Unaudited)

	Heating Degree-Days			Cooling Degree-Days
	2024	2023	15-Year Average	2024	2023	15-Year Average
1st quarter	1,755	1,927	1,838	—	—	—
2nd quarter	547	554	608	108	195	108
3rd quarter	36	45	62	643	687	514
4th quarter	1,324	1,319	1,529	—	16	6
Total	3,662	3,845	4,037	751	898	628
Increase (decrease) from the 15-year average	(9)%	(5)%		20%	43%
Note: “Average” amounts represent the 15-year rolling averages provided by the National Weather Service (Portland Airport).

	Years Ended December 31,
	2024		2023
Sources of energy (MWh in thousands):
Generation:
Thermal:
Natural gas	10,939	36%	10,981	40%
Coal	1,910	6	2,214	8
Total thermal	12,849	42	13,195	48
Hydro	1,267	4	1,144	4
Wind	2,922	10	1,918	7
Total generation	17,038	56	16,257	59
Purchased power:
Hydro	6,752	22	4,646	17
Wind	1,386	5	846	3
Solar	1,119	4	1,055	4
Natural Gas	94	—	184	1
Waste, Wood and Landfill Gas	170	1	163	1
Source not specified	3,789	12	4,018	15
Total purchased power	13,310	44	10,912	41
Total system load	30,348	100%	27,169	100%
Less: wholesale sales	(9,722)		(6,950)
Retail load requirement	20,626		20,219